Exhibit 32
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with Ranpak Holdings Corp.’s Annual Report on Form 10-K for the year ended December 31, 2019 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.
Omar M. Asali, the Chief Executive Officer and Trent M. Meyerhoefer, the Chief Financial Officer of Ranpak Holdings Corp. (the “Company”), each certifies that, to the best of such officer’s knowledge, that:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: March 17, 2020

/s/ Omar M. Asali
Name: Omar M. Asali
Chairman and Chief Executive Officer

/s/ Trent M. Meyerhoefer
Name: Trent M. Meyerhoefer
Chief Financial Officer